UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2025

WATERS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-14010	13-3668640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34 Maple Street

Milford, Massachusetts 01757

(Address of principal executive offices) (Zip Code)

(508) 478-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WAT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 22, 2025, Waters Corporation (the “Company”) and certain of its subsidiaries, as guarantors, entered into an Amendment and Restatement Agreement (the “Amendment”) in respect of that certain Amended and Restated Credit Agreement, dated as of September 17, 2021 and amended as of March 3, 2023 (the “Existing Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”), with the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Company, among other things, removed its existing term loan facility of up to $200 million and retained its existing senior unsecured revolving credit facility in an aggregate principal amount of up to $1.8 billion (the “Revolving Facility”).

The Revolving Facility will mature on May 22, 2030 subject to the Company’s ability to request, subject to customary conditions, a one-year extension to which each lender may, in its discretion, agree. The Company may, subject to customary conditions, also request additional incremental revolving or term loan commitments from the lenders in an aggregate principal amount not to exceed $750 million to which each lender may, in its discretion, agree, provided that the aggregate amount of all commitments, including any such incremental commitments, under the Amended Credit Agreement does not exceed $2.55 billion at any time. Up to $50 million of the Revolving Facility is available in the form of letters of credit.

Interest on borrowings under the Revolving Facility will accrue at an applicable rate equal to either Term SOFR plus an applicable spread or an alternate base rate plus an applicable spread, in each case based on the lower of the applicable rates determined as set forth in the Amended Credit Agreement based on the Company’s leverage ratio (determined as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to the Amended Credit Agreement) or, when established, the Company’s public debt ratings by certain credit rating agencies applicable on such date. These applicable spreads range from 80 basis points to 112.5 basis points over Term SOFR and 0 basis points to 12.5 basis points over the alternate base rate, in each case, as determined in accordance with the provisions of the Amended Credit Agreement. The Company has agreed to pay a facility fee at specified rates as set forth in the Amended Credit Agreement based on its either its leverage ratio (determined as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to the Amended Credit Agreement) or the Company’s public debt ratings applicable on such date, as applicable, ranging from 7.5 basis points to 22.5 basis points per annum, on the aggregate commitments of the lenders. The facility fee is payable on a quarterly basis. The Company has the right to prepay borrowings under the Revolving Facility at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs). The Company may also reduce its commitments under the Revolving Facility at any time.

The Company may use borrowings under the Revolving Facility, which may be in United States dollars or the euro equivalent thereof, for general corporate purposes including repayment of debt, financing of acquisitions, payment of related fees and expenses, equity repurchases and working capital. Certain of the Company’s subsidiaries guarantee its obligations under the Amended Credit Agreement. Those guarantees will automatically terminate, and those subsidiaries will be automatically released from those guarantees, if those subsidiaries cease to guarantee the Company’s senior unsecured notes and do not guarantee any other senior debt of the Company.

The Amended Credit Agreement contains affirmative and negative covenants, including limitations on subsidiary debt, liens, sale and leaseback transactions, mergers and certain restrictive agreements, as well as a financial covenant requiring maintenance of a leverage ratio not to exceed 3.50 to 1.00 as of the last day of any fiscal quarter (which may be increased to 4.25 to 1.00 at the Company’s election as of the last day of the fiscal quarter during which the Company’s closing of a material acquisition for which the aggregate consideration involves cash in the amount of $500 million or more). The Revolving Facility contains certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the Amendment (including the Amended Credit Agreement attached thereto) does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Amendment and Restatement Agreement, dated as of May 22, 2025, by and among the Company, Waters Technologies Corporation, TA Instruments – Waters L.L.C., Waters Asia Limited, Environmental Resource Associates, Inc., Wyatt Technology, LLC, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: May 29, 2025	By:	/s/ Amol Chaubal
	Name:	Amol Chaubal
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)